CERTIFICATE OF AMENDMENT


                                     OF THE

                RESTATED AND AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                          MOMENTUM SOFTWARE CORPORATION


                     Adopted in accordance with Section 242
                   of the General Corporation Law of Delaware



         MOMENTUM SOFTWARE CORPORATION, a Delaware corporation (the "Corporation"), acting pursuant to Section 242 of the General Corporation Law of Delaware, does hereby certify as follows:

         FIRST: The Restated and Amended Certificate of Incorporation of the Corporation is hereby amended by deleting Article IV thereof in its entirety and by substituting in lieu thereof the following new Article IV:

                  FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 24,713,329 and shall be divided into the following classes of stock as follows: (i) 1,000,000 shares of Series A Preferred Stock, par value $.10 per share (the "Series A Preferred Stock"); (ii) 2,251,789 shares of Series B Preferred Stock, par value $.10 per share (the "Series B Preferred Stock"); (iii) 306,350 shares of Series B-1 Preferred Stock, par value $.10 per share (the "Series B-1 Preferred Stock"); (iv) 2,550,116 shares of Series C Preferred Stock, par value $.10 per share (the "Series C Preferred Stock"); (v) 70,574 shares of Series C-1 Preferred Stock, par value $.10 per share (the "Series C-1 Preferred Stock"); (vi) 1,034,500 shares of Series D Preferred Stock, par value $.10 per share (the "Series D Preferred Stock"); and (v) 17,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock are sometimes referred to hereinafter collectively as the "Preferred Stock".

         The designations and powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class are as follows:

A.  Preferred Stock

         1. Relative Seniority. The Series A Preferred Stock and the Series B Preferred Stock and the Series B-1 Preferred Stock and the Series C Preferred Stock and the Series C-1 Preferred Stock and the Series D Preferred Stock shall rank on a parity with each other and shall rank senior to the Common Stock as to dividends and distributions upon liquidation, dissolution, or winding up of the Corporation.

         2. Voting.

            (a) General. Except as may be otherwise provided in these terms of the Preferred Stock or by law, the Series A Preferred Stock and the Series B Preferred Stock and the Series B-1 Preferred Stock and the Series C Preferred Stock and the Series C-1 Preferred Stock and the Series D Preferred Stock shall vote together with all other classes (including the Common Stock) and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series


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C-1 Preferred Stock and Series D Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of such Preferred Stock is then convertible.

            (b) Board Seats. The holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation (the "Series A Designees") for as long as at least 500,000 shares of Series A Preferred Stock, as adjusted for Recapitalization Events, as defined in
Section 3(a) hereof, are authorized, issued and outstanding. The holders of the Series B Preferred Stock and the Series B-1 Preferred Stock, voting collectively as a separate class, shall be entitled to elect two (2) directors of the Corporation (the "Series B Designees") for as long as at least: an aggregate of 1,279,069 shares of Series B Preferred Stock and Series B-1 Preferred Stock, as adjusted for Recapitalization Events, are authorized issued and outstanding. The holders of the Series C Preferred Stock and the Series C-1 Preferred Stock, voting collectively as a separate class, shall be entitled to elect one (1) director of the Corporation ("Series C Designee") for as long as at least an aggregate of 1,034,482 shares of Series C Preferred Stock and Series C-1 Preferred Stock, as adjusted for Recapitalization Events, are authorized, issued and outstanding. The holders of the Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect the number of directors of the Corporation equal to the difference between nine (9) and the sum of the Series A, B and C Designees, so elected.

            At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, or Series C Preferred Stock and Series C-1 Preferred Stock (as the case may be) then outstanding shall constitute a quorum of such series for the election of directors to be elected solely by the holders of such series or jointly by the holders of such series, the Series D Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Preferred Stock, Series B and B-1 Preferred Stock or the Series C and C-1 Preferred Stock (as the case may be) shall be filled only by vote or written consent of the holders of such class and a vacancy in the directorship elected jointly by the holders of the Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock and Common Stock as provided above.

         3. Dividend Rights.

            (a) The holders of record of outstanding shares of Series A Preferred Stock shall be entitled from the date of original issuance thereof to receive a dividend at the annual rate per share of Eight Cents ($.08), the holders of record of outstanding shares of Series B Preferred Stock and Series B-1 Preferred Stock shall be entitled to receive from the date of original issuance thereof a dividend at the annual rate per share of Ten and Three-Quarter Cents ($.1075), the holders of record of outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock shall be entitled to receive from the date of original issuance thereof, a dividend at the annual rate per share of Eleven and 60/100 Cents ($.1160) and the holders of record of outstanding shares of Series D Preferred Stock shall be entitled to receive from the respective date of original issuance thereof, a dividend at the annual rate per share of Eleven and 60/100 Cents ($.1160), in each case as adjusted for stock splits, stock dividends, recapitalizations, reclassifications, and similar events (together hereinafter referred to as "Recapitalization Events"). The original issuance date of Series B-1 Preferred Stock shall be the same as the original issuance date of the Series B Preferred Stock and the original issuance date of Series C-1 Preferred Stock shall be the same as the original issuance date of the Series C Preferred Stock. Such dividends shall be cumulative and shall accrue whether or not they have been declared and whether or not there are profits, surplus, or other funds legally available for the payment of dividends.



                                       2
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If not otherwise declared and paid by the Board of Directors, at the earlier of
(i) the redemption of the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and/or the Series D Preferred Stock, (ii) the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and the sale of Common Stock for the account of the Corporation to the public, or
(iii) the liquidation, sale of substantially all the assets of, consolidation or merger of the Corporation, and accrued but undeclared or unpaid dividends shall be paid to, the holders of record of outstanding shares of Series A Preferred Stock Series, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock; provided, subject to the immediately following proviso, that upon the occurrence of the event specified in clause (ii) of this Section 3(a) dividends on all of the Preferred Stock may be paid, at the Corporation's election, in additional shares of Common Stock valued at the initial public offering price to the public and further provided, that upon the declaration by the Board of Directors of a dividend on the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock, or the occurrence of any of the events specified in clauses
(i), (ii) or (iii) of this Section 3(a), holders of Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock may elect to receive such dividends to the extent declared or, upon the occurrence of any of the events specified in clauses (i), (ii), or (iii) of this section 3(a), to the extent accrued, in cash or in additional shares of Common Stock valued at the respective Series B, Series B-1, Series C or Series C-1 Conversion Price then in effect and with respect to Series D Preferred Stock, valued at $.72, as reduced to reflect any issuances of Additional Shares of Common Stock, as defined herein, at a consideration below $.72, which new dividend conversion price will be the initial Series D Conversion Price from time to time, determined in accordance with Section 5(d)(vii) hereof, assuming for such computation purposes only, that the initial Series D Conversion Price is $.72, provided that the holder of a Series B, Series B-1, Series C, Series C-1 or Series D Preferred Stock cannot elect to receive with respect to any share of Series B, Series B-1, Series C, Series C-1 or Series D Preferred Stock more than three (3) years of accrued dividends in additional shares of Common Stock. Except to the extent specifically provided above, all dividends per outstanding share on the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock shall be declared and paid pro rata (a) such that the ratio of dividends being declared and paid per outstanding share of Series A Preferred Stock to dividends being declared and paid per outstanding share of Series B Preferred Stock to dividends being declared and paid per outstanding share of Series B-1 Preferred Stock to dividends being declared and paid per share of outstanding Series C Preferred Stock to dividends being declared and paid per share of outstanding Series C-1 Preferred Stock to dividends being declared and paid per share of outstanding Series D Preferred Stock is the same as the ratio of amounts of accrued and unpaid dividends due per outstanding share at the dividend declaration date with respect to Series A Preferred Stock to the Series B Preferred Stock to the Series B-1 Preferred Stock to the Series C Preferred Stock to the Series C-1 Preferred Stock to the Series D Preferred Stock, and (b) as among the holders of each Series based on the number of shares of such Series owned by each such holder. As to dividends payable in cash, should the Corporation not have sufficient funds legally available for paying the full dividends specified herein for the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, then the entire funds of the Corporation legally available for such distribution shall be distributed ratably among the holders of Preferred Stock (based on the amount of accrued dividends owing to each holder of Preferred Stock).


            (b) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series

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C-1 Preferred Stock or Series D Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart any dividend on, declare, make or set apart any other distribution of any kind in respect of, or purchase, redeem or otherwise acquire, the Common Stock or any other class or series of capital stock ranking, as to dividends or liquidation, junior to the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, under any circumstances, without the prior written approval of at least sixty percent
(60%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1
Preferred Stock and Series D Preferred Stock, voting together as a single class, and then, only if, on the date of such declaration, in the case of a dividend, or on the date of such distribution, in the case of a distribution, all of the following are met: (i) all dividends or distribution, on the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock which have accrued for all past dividend periods and the then current dividend period have been paid in full or a sum sufficient for the payment thereof irrevocably set apart in trust for the holders of the Preferred Stock; (ii) all redemptions of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock then or theretofore due shall have been made; and (iii) the Corporation shall not be in default under any of the terms of this Restated and Amended Certificate of Incorporation; provided, however, that nothing hereinabove shall prevent the Corporation from exercising any rights it may have to purchase Common Stock from any employee, consultant, officer or director of the Corporation upon termination of their employment with the Corporation.

         4. Liquidation.

         (a) Preferred Stock. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock shall then be entitled before any distribution or payment is made with respect to the Common Stock, to be paid an amount equal to:

             (i) With respect to each holder of shares of Series A Preferred Stock, the higher of:

                (x) $1.00 per share of Series A Preferred Stock it owns, as adjusted for Recapitalization Events, ("Original Series A Issue Price") plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available; or

                (y) such amount per share of Series A Preferred Stock as would have been payable to such person had each share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

             (ii) With respect to each holder of shares of Series B Preferred or Series B-1 Preferred Stock, the higher of:

                (x) $1.075 per share of Series B Preferred Stock and Series B-1
                    Preferred Stock it owns, as adjusted for Recapitalization Events, ("Original Series B Issue Price" or "Original Series B-1 Issue Price") plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available; or

                (y) such amount per share of Series B Preferred Stock or Series
                    B-1 Preferred Stock, respectively, as would have been payable to such person had each share been converted to



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

                    Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

            (iii) With respect to each holder of shares of Series C Preferred Stock or Series C-1 Preferred Stock, the higher of:

                (x) $1.45 per share of Series C Preferred Stock or Series C-1
                    Preferred Stock it owns, as adjusted for Recapitalization Events, ("Original Series C Issue Price" or "Original Series C-1 Issue Price") plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available; or

                (y) such amount per share of Series C Preferred Stock or Series
                    C-1 Preferred Stock, respectively, as would have been payable to such person had each share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

             (iv) With respect to each holder of shares of Series D Preferred Stock, the higher of:

                (x) $1.45 per share of Series D Preferred Stock it owns, as adjusted for Recapitalization Events, ("Original Series D Issue Price") plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available; or

                (y) such amount per share of Series D Preferred Stock as would have been payable to such person had each share been converted to Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

         If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment in full to the holders of Preferred Stock of the amounts set forth in (i)(x), (ii)(x), (iii)(x) and (iv)(x) of this subsection 4(a), then the entire assets and funds of the Corporation shall be first distributed among the holders of the Preferred Stock such that the ratio of assets and funds distributed per share of Series A Preferred Stock to assets and funds distributed per share of Series B Preferred Stock to assets and funds distributed per share of Series B-1 Preferred Stock to assets and funds distributed per share of Series C Preferred Stock to assets and funds distributed per share of Series C-1 Preferred Stock to assets and funds distributed per share of Series D Preferred Stock is the same as the ratio of the Series A Original Issue Price to the Series B Original Issue Price to the Series B-1 Original Issue Price to the Series C Original Issue Price to the Series C-1 Original Issue Price to the Series D Original Issue Price, until the holders of the Preferred Stock have been distributed an amount equal to the sum of the amounts set forth in (i)(x), (ii)(x), (iii)(x) and (iv)(x) of this subsection 4(a), exclusive of the accrued but unpaid dividends referred to therein, with the balance, ratably (based on the amount of accrued but unpaid dividends owed each) among the holders of Preferred Stock.

         (b) Remaining Distributions. After distribution of the amounts set forth in (i), (ii), (iii) and (iv) of subsection 4(a), then the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed as follows: (i) first to each holder of shares of Series B, Series B-1, Series C, Series C-1 and Series D Preferred Stock, an amount equal to (X) in the case of the Series B and B-1 Preferred

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Stock owned by each such stockholder, the excess of the sum of the Original
Series B Issue Price, multiplied by the number of Series B and/or B-1 Preferred Stock then owned by such person and an amount equal to the equivalent of a 15% per annum (determined on a non-compounded basis) return on such outstanding Series B and/or B-1 Preferred Stock from time to time (valued at the Original Series B Issue Price per share) over the aggregate amounts received by such Series B and/or B-1 Preferred Stockholder with respect to such stock by reason of a dividend or distribution, including the distributions and dividends referred to in subsection 4(a) above and (Y) in the case of the Series C and C-1 Preferred Stock owned by each such stockholder, the excess of the sum of the Original Series C Issue Price multiplied by the number of Series C and/or Series C-1 Preferred Stock owned by such person and an amount equal to the equivalent of a 15% per annum (determined on a non-compounded basis from the date of authorization thereof) return on such outstanding Series C and/or C-1 Preferred Stock from time to time (valued at the Original Series C Issue Price) over the aggregate amounts received by such Series C and/or C-1 Preferred Stockholder with respect to such stock by reason of dividend or distribution, including the distributions and dividends referred to in subsection 4(a) above and (Z) in the case of the Series D Preferred Stock owned by each such stockholder, the excess of the sum of the Original Series D Issue Price multiplied by the number of Series D Preferred Stock owned by such person and an amount equal to the equivalent of a 15% per annum (determined on a non-compounded basis from the date of authorization thereof) return on such outstanding Series D Preferred Stock from time to time (valued at the Original Series D Issue Price) over the aggregate amounts received by such Series D Preferred Stockholder with respect to such stock by reason of dividend or distribution, including the distributions and dividends referred to in subsection 4(a) above and (ii) the balance to the holders of Common Stock pro rata on the basis of their respective holdings. In the event there is insufficient funds to pay the amounts set forth in (X) and
(Y) and (Z) above to the holders of the Series B and B-1 and C and C-1 and D Preferred Stock, the entire remaining balance shall be distributed pro rata based on the amount owed pursuant to (X) and (Y) and (Z) above to each holder of Series B, B-1, C, C-1 and D Preferred Stock.

         (c) Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

         5. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Preferred Stock shall be convertible (i) automatically upon the consummation of a firmly underwritten public offering of shares of the Corporation's Common Stock on Form S-1 or any successor form, which results in aggregate net proceeds to the Corporation of not less than $10,000,000 at a per share price of at least 200% of the Series C Conversion Price (as defined below) then in effect, (ii) automatically upon the sale or transfer of substantially all the assets or the outstanding Common Stock of the Corporation, or the consolidation or merger of the Corporation into or with any other entity or entities, which results in the holder of each share of Preferred Stock receiving consideration with an aggregate value per share of Preferred Stock (determined in accordance with the provisions of Section 5(d)(vii) hereof), of at least two and 95/100 (2.95) times the Original Series C Issue Price, (iii) automatically upon the sale or transfer of substantially all the assets or the outstanding Common Stock of the Corporation, or the consolidation or merger of the Corporation into or with any other entity or entities, which results in the holder of each share of Preferred Stock receiving consideration with an aggregate value per share of Preferred Stock (determined in accordance with the provisions of Section 5(d)(vii) hereof), the Corporation obtains the consent of sixty percent (60%) in interest of the holders of Series C Preferred Stock and either the consent of Olayan Investor Group or New York Life Insurance Company to such transaction, (iv) automatically upon the sale or



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transfer of substantially all the assets or the outstanding Common Stock of the
Corporation, or the consolidation or merger of the Corporation into or with any other entity which has a trading market value at the consummation of the transaction of at least $75,000,000 as determined after fully taking into effect the consummation of the transaction, and which results in the holder of each share of Preferred Stock receiving consideration with an aggregate value per share of Preferred Stock for cash consideration or securities registered under the Securities Act of 1933, as amended, which may be freely traded without restriction on a national stock exchange or in the over-the-counter market, of a corporation (subject to an agreement provided as part of such transaction that, such securities not be sold without the consent of the public corporation issuing such stock or securities for a period of not more than 180 days following the consummation of the transaction), of at least two times the Original Series C Issue Price, or (v) at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing, for holders of Series A Preferred Stock, $1.00, for holders of Series B and B-1 Preferred Stock, $1.075, for holders of Series C and C-1 and D Preferred Stock, $1.45, by the respective conversion price in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Preferred Stock without the payment of additional consideration by the holder thereof after the Corporation's sale of all the authorized Series D Preferred Stock and warrants issued in connection therewith shall initially be $.92609 for holders of Series A Preferred Stock (the "Series A Conversion Price"), $.98143 for holders of Series B Preferred Stock (the "Series B Conversion Price"), $1.075 for holders of Series B-1 Preferred Stock (the "Series B-1 Conversion Price") and $1.25808 for holders of Series C Preferred Stock (the "Series C Conversion Price"), $1.45 for holders of Series C-1 Preferred Stock (the "Series C-1 Conversion Price") and $1.45 for holders of Series D Preferred Stock (the "Series D Conversion Price"). Such initial Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, and Series D Conversion Price and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. As set forth above, no additional consideration is to be paid by the holder of Preferred Stock upon the conversion thereof and reference to Conversion Price is used solely for purposes of determining the conversion ratio at which the Preferred Stock may be converted into Common Stock.

         (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. The determination of fractional shares shall be made on the basis of the total number of shares of each series of Preferred Stock the holder at the time of conversion is converting divided by the respective Conversion Prices. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock determined by the Board of Directors in good faith.

         (c) Mechanics of Conversion.

             (i) Subject to (ii) below, in order for a holder of Preferred Stock to convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock, at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominee in which such holder wishes the cerporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date (and in any event within ten business days after the Conversion Date), issue and deliver at such office to



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such holder of Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

             (ii) In order for the Corporation to automatically cause the conversion of the Preferred Stock upon the happening of an event set forth in subsection (a) (i), (ii), (iii) or (iv) of Section 5 above, the Corporation must give written notice to the holders of the Preferred Stock within ten (10) business days after the event which triggered the automatic conversion. The Conversion Date for purposes of an automatic redemption is the date of the event which triggered such conversion. Upon such triggering event, the Preferred Stock shall have been deemed surrendered for conversion. In order for the holder of Preferred Stock to receive certificates for shares of Common Stock, the holder of Preferred Stock must surrender its Preferred Stock certificate to the Corporation or the Transfer Agent. Any dividends declared on Common Stock will not be payable to the holders of automatically converted Preferred Stock until they are tendered for exchange to the Corporation or Transfer Agent.

             (iii) The Corporation shall, at all times when Preferred Stock shall be outstanding, reserve and keing the conversion of Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

             (iv) All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

          (d) Adjustments to Conversion Price for Diluting Issues:

             (i) Special Definitions. For purposes of this Section 5(d), the following definitions shall apply:

                (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                (B) "Original Issue Date" shall mean the date on which Shares of
                    Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, or Series D Preferred Stock, as the case may be were first issued. The Original Issue Date of Series B-1 Preferred Stock and Series C-1 Preferred Stock shall be the same dates as the Original Issue Date for the Series B and Series C Preferred stock, respectively.

                (C) "Convertible Securities" shall mean any evidences of
                    indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock including, but not limited to convertible debentures and convertible preferred stock, but excluding Options.

                (D) "Additional Shares of Common Stock" shall mean all shares of

                    Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date for the Series D Preferred Stock, other than shares of Common Stock issued or issuable:

                    (I) upon conversion of shares of Series A, B, B-1, C, C-1 or
                        D Preferred Stock;

                   (II) by reason of a dividend (other than a dividend to the extent the holder of Series B Preferred Stock elects pursuant to Section 3(a) hereof to receive payment of such dividend in additional shares of Common Stock), stock split, split-up or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clause (I), this clause (II) or the following clauses III or IV; or

                  (III) (X) the initial grant after the Original Issuance Date of the Series D Preferred Stock of up to 344,250 options pursuant to a performance plan of the Corporation ("Performance Plan") and up to 1,143,489 options under stock option plans of the Corporation adopted by the Board of Directors of the Corporation on or prior to September 30, 1996 (which number includes the estimated 195,000 options to be granted effective upon the issuance of the Series D Preferred Stock to employees of the Corporation currently owning options in order to avoid dilution as a result of the reduction in the Series A, B and C Conversion Price as a result of the issuance of the Series D Preferred Stock) (such plans other than the Performance Plan, the "Plan"), (Y) the regrant of options granted under the Plan which expire or lapse before such options are exercised, and (Z) upon exercise of options granted to employees or consultants of the Corporation pursuant to any Plan and the Performance Plan, including up to 105,568 shares of Common Stock upon exercise of options granted to Jeffrey Arnold to purchase 105,568 shares of Common Stock, all as appropriately adjusted to reflect a Recapitalization Event.

             (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Preferred Stock is convertible shall be made pursuant to Section 5(d)(iv), Section 5(d)(v), Section 5(d)(vi), Section 5(d)(vii) or Section 5(d)(viii) by adjustment in the applicable Conversion Price thereof unless the consideration per share (determined pursuant to Section 5(d)(ix)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares.

            (iii) Issue of Securities Deemed Issue of Additional Shares of Common Stock. For purposes of this Section 5(d), if the Corporation at any time or frvertible Securities not otherwise specifically excluded from the definition of Additional Shares of Common Stock, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities), shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5(d)(ix) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                (A) No further adjustment in the Series A Conversion Price,
                    Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price or Series D Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price and Series D Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                (C) No readjustment pursuant to clause (B) above shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price or Series D Conversion Price to an amount which exceeds the Series A Conversion Price or Series B Conversion Price or Series B-1 Conversion Price or Series C Conversion Price or Series C-1 Conversion Price or Series D Conversion Price on the original adjustment date;

                (D) Notwithstanding clause (B) above, but subject to clause (c)
                    above, upon the expiration or termination of any unexercised Option, the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price and Series D Conversion Price shall be readjusted only upon the earlier to occur of:
                    (a) the next adjustment of the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price or Series D Conversion Price required pursuant to this Restated and Amended Certificate of Incorporation or (b) immediately prior to the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, or Series D Preferred Stock; and

                (E) In the event of any increase in the number of shares of
                    Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, an increase resulting from the anti-dilution provisions thereof (other than an increase resulting solely from an adjustment pursuant to this Section 5(d)), the Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price or Series D Conversion Price and Series C Conversion Price then in effect shall forthwith be readjusted to such conversion price as would have been obtained and the adjustment (if any) which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such increase be made upon the basis of such increased number of shares, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

             (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date for the Series A Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 5(d)(iii) but excluding shares issued as a dividend or distribution as provided in Section 5(f) or upon a stock split or combination as provided in Section 5(e)), without consideration or for a consideration per share less than the Series A Conversion Price on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series A Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying the Series A Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of Series A, B, B-1, C, C-1 or D Preferred Stock or other Convertible Securities plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A, B, B-1, C, C-1 or D Preferred Stock or any other Convertible Securities), plus (2) the number of such Additional Shares of Common Stock so issued; provided that immediately after any Additional Shares of Common Stock are deemed issued pursuant to
Section 5(d)(iii) and the Series A Conversion Price has been appropriately reduced pursuant to this Section 5(d)(iv), then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this
Section 5(d)(iv), until such time, if ever, as the Options which resulted in the issuance of Additional Shares of Common Stock pursuant to Section 5(d)(iii) expire or terminate.

             (v) Adjustment of Series B Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date for the Series B Preferred Stock issue Additional Shares of Common Stock (including additional Shares of Common Stock deemed to be issued pursuant to Section 5(d)(iii), but excluding shares issued as a dividend or distribution as provided in Section 5(f) or upon a stock split or combination as provided in Section 5(e)), without consideration or for a consideration per share less than the applicable Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Series B Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A, B, B-1, C, C-1 or D Preferred Stock or other Convertible Securities, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A, B, B-1, C, C-1 or D

Preferred Stock or Convertible Securities), plus (2) the number of such Additional Shares of Common Stock so issued; provided, that, immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(d)(iii) and the Series B Conversion Price has been appropriately reduced pursuant to this Section 5(d)(v), then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this
Section 5(d)(v), until such time, if ever, as the Options which resulted in the issuance of Additional Shares of Common Stock pursuant to Section 5(d)(iii) expire or terminate.

             (vi) Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at anytime after the Original Issue Date for the Series C Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 5(d)(iii) but excluding shares issued as a dividend or distribution as provided in Section 5(f) or upon a stock split or combination as provided in Section 5(e)), without consideration or for a consideration per share less than the Series C Conversion Price on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series C Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying the Series C Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A, B, B-1, C, C-1 or D Preferred Stock or other Convertible Securities), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series C Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A, B, B-1, C, C-1 or D Preferred Stock or other (Convertible Securities), plus (2) the number of such Additional Shares of Common Stock so issued; provided that immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(d)(iii) and the Series C Conversion Price has been appropriately reduced pursuant to this Section 5(d)(vi), then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this Section 5(d)(vi), then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this
Section 5(d)(vi), until such time, if ever, as the Options which resulted in the issuance of Additional Shares of Common Stock pursuant to Section 5(d)(iii) expire or terminate.


             (vii) Adjustment of Series D Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at anytime after the Original Issue Date for the Series D Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 5(d)(iii) but excluding shares issued as a dividend or distribution as provided in Section 5(f) or upon a stock split or combination as provided in Section 5(e)), without consideration or for a consideration per share less than the Series D Conversion Price on the date of and immediately prior to such issue, then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series D Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by multiplying the Series D Conversion Price by a fraction (x) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A, B, B-1, C, C-1 or D Preferred Stock or other Convertible Securities), plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series D Conversion Price, and (y) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Series A, B, B-1, C, C-1 or D Preferred Stock or other (Convertible Securities), plus (2) the number of such Additional Shares of Common Stock so issued; provided that immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(d)(iii) and the Series C Conversion Price has been appropriately reduced pursuant to this Section 5(d)(vii), then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this Section 5(d)(vii), then such Additional Shares of Common Stock shall be deemed to be outstanding for all subsequent applications of this
Section 5(d)(vii), until such time, if ever, as the Options which resulted in the issuance of Additional Shares of Common Stock pursuant to Section 5(d)(iii) expire or terminate.

             (viii) Adjustment of Series B-1 and C-1 Conversion Price Upon Issuance of Additional Shares of Common Stock. The Series B-1 and Series C-1 Conversion Price shall not be adjusted in the event the Corporation shall at anytime after the Original Issue Date for the Series D Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to section 5(d)(iii) but excluding shares issued as a dividend or distribution as provided in Section 5(f) or upon a stock split or combination as provided in Section 5(e)), without consideration or for a consideration per share less than the Series B-1 and/or C-1 Conversion Price on the date of and immediately prior to such issue,

             (ix) Determination of Consideration. For purposes of this Section 5, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock or otherwise shall be computed as follows:

                (A)Cash and Property: Such consideration shall:

                    (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest or accrued dividends;

                    (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                    (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upof shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

         (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time effect subdivision of the outstanding Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price and the Series D Conversion Price then in effect immediately before the subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time combine the outstanding shares of Common Stock, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price and the Series D Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price and the Series D Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price and the Series D Conversion Price then in effect be a fraction:

             (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and

             (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price and the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price and the Series D Conversion Price shall be adjusted pursuant to this Paragraph as of the time of actual payment of such dividends or distributions.

         (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the actual conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this subsection with respect to the rights of the holders of the Preferred Stock.

         (h) Adjustment for Reclassification. Exchange or Substitution. If the Common Stock issuable upon the conversion of the Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Preferred Stock were convertible immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (i) Adjustment for Merger or Reorganization etc. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock shall thereafter be convertible for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such class of Preferred Stock would have been entitled upon such consolidation, merger or sale, provided, however, that the recovery of holders of Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock upon any such consolidation, merger or sale shall in no event be less than the equivalent in value (without giving effect to any discount for blockage, securities law restrictions or any other similar restriction) of the following amounts: (X) As to the holders of Series B and B-1 Preferred Stock the excess of the sum of $1.075 (as adjusted for Recapitalization Events) multiplied by the respective number of shares of Series B and B-1 Preferred Stock outstanding and an amount equal to the equivalent of a 15% per annum (determined on a non-compounded basis) return on the outstanding respective Series B and B-1 Preferred Stock from time to time (valued at $1.075 per share, as adjusted for Recapitalization Events) over the aggregate amounts received by the Series B and B-1 Preferred Stockholders, respectively, with respect to such stock by reason of a dividend or distribution, including the distributions and dividends referred to in subsection 4(a) hereof and (Y) as to the holders of Series C and C-1 and D Preferred Stock the excess of the sum of $1.45 (as adjusted for Recapitalization Events) multiplied by the respective number of shares of Series C and C-1 and D Preferred Stock outstanding and an amount equal to the equivalent of a 15% per annum (determined on a non-compounded basis) return on the respective outstanding Series C and C-1 and D Preferred Stock from time to time (valued at $1.45 per share, as adjusted for Recapitalization Events) over the respective amounts received by the Series C and C-1 and D Preferred Stockholders, respectively, with respect to such stock by reason of dividend or distribution, including the distributions and dividends referred to in subsection 4(a) hereof. Notwithstanding the above, in the event the total consideration received in connection with such merger, consolidation, or sale exceeds the sum of (X) and (Y) above and the amount which the holders of the Series A Preferred Stock is entitled on the liquidation of the Corporation pursuant to subsection 4(a)(i)(x) above, such merger, consolidation or sale shall be deemed a liquidation, dissolution or winding-up of the Corporation within the meaning of the provisions of subsection 4 above. In the case of any such merger, consolidation or sale, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, the Series B Conversion Price, the Series B-1 Conversion Price, Series C Conversion Price, the Series C-1 Conversion Price and Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of such Preferred Stock.

         (j) No Impairment. The Corporation will not, by Amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the term, to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

         (k) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price, Series B Conversion Price, the Series B-1 Conversion Price, Series C Conversion Price, the Series C-1 Conversion Price or Series D Conversion Price, as the case may be, then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Preferred Stock.

             (1) Notice of Record Date. In the event:

             (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

            (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

           (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereof) or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

            (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Preferred Stock, and shall cause to be mailed to the holders of the Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least fifteen days prior to the record date specified in (A) below or thirty days before the date specified in (B) below, a notice stating

                (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         (m) Notwithstanding anything contained in subsection (d) of Section 5 to the contrary, the holder of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock shall not be entitled to the benefits of subsections (d) (iv), (v), (vi), (vii) of
Section 5 if such holder has failed to participate in any particular offering by the Corporation of shares of any class or series of its capital stock, however designated (or other securities, whether debt or equity, convertible into or exchangeable for any class or series of capital stock, or any warrants, options, subscriptions or other purchase rights with respect thereto), which would otherwise result in an adjustment to the Conversion Price for Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, pursuant to subsections (d)(iv), (v), (vi) and (vii) of Section 5 (a "Dilutive Offering"), by acquiring (by itself or together with any affiliated persons or entities) in such Dilutive Offering more than 50% of such number of shares offered as shall equal the product of the number of shares as the Corporation actually determines to offer in the Dilutive Offering to all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, with respect to such shares of Preferred Stock as to which the offering is a Dilutive Offering, as determined by the Board of Directors in its sole discretion, multiplied by a fraction: (a) the numerator of which is the number of shares of Series Ad by such holder at the time of such Dilutive Offering as to which such offering by the Corporation shall constitute a Dilutive Offering, and (b) the denominator of which is the total number of shares of Series A, B, C and D Preferred Stock then outstanding as to which such offering by the Corporation shall constitute a Dilutive Offering (the "Pro Rata Share"). If any holder of Preferred Stock shall fail to purchase more than 50% of its Pro Rata Share (by itself or together with any affiliated persons or entities) of any Dilutive Offering, then such holder's rights under subsections
(d) (iv), (v), (vi) and (vii) of Section 5 shall terminate with respect to all of such holder's Preferred Stock owned immediately prior to the Dilutive Offering and shall no longer be of any force and effect with respect to any dilution resulting from the Dilutive Offering and an event referred to in
Section 5(d)(iii). If any holder of Preferred Stock shall purchase more than 50% but less than all of its Pro Rata Share of any Dilutive Offering, than such holder's rights under subsections (d) (iv), (v), (vi) and (vii) of Section 5 shall terminate and shall no longer be of any force and effect only with respect to the portion of its Pro Rata Share not so purchased. The Corporation shall take all necessary actions to designate new series of Preferred Stock on any occasion that any holder of Preferred Stock shall fail to purchase its Pro Rata Share of any Dilutive Offering. Each share of such holder's Preferred Stock to which it is no longer entitled to dilution protection under Subsections (d)(iv),
(v), (vii) and (vi) shall be immediately converted into one share of such newly-created series of Preferred Stock; provided, however, that the provisions of subsections (d)(iv), (v), (vi) and (vii) of Section 5 hereof shall no longer apply with respect to such newly-created series of Preferred Stock; and provided further, however, that the Conversion Price for such newly-created series of Preferred Stock shall be the Converfect for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, in effect immediately prior to such Dilutive Offering. Such new series of Preferred Stock shall otherwise be identical in all respects to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be. Except as otherwise required by law, any newly-created series of Preferred Stock shall vote together as a class with the Preferred Stock or series of Preferred Stock which it owns originally as a member on all matters submitted to the stockholders for a vote or a written consent.

         (n) Notwithstanding anything contained herein in subsection (d) of
Section 5 to the contrary, the applicable Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price, Series C-1 Conversion Price, or Series D Conversion Price, as the case may be, shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

         6. Optional Redemption.

         (a) Right of Redemption. Subject to subsection (c) of this Section 6, on August 30, 2001 and each anniversary thereof, such date being hereinafter referred to as the "Redemption Declaration Date"), and so long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock shall be outstanding, the Corporation shall (unless otherwise prevented by law) redeem, subject to the limitations set forth herein and the receipt of the written consent of sixty (60%) percent of the outstanding shares of Preferred Stock, all shares of Preferred Stock which a holder or holders of Preferred Stock elects to have redeemed by delivering to the Corporation a written notice to such effect at least 45, but not more than 60, days prior to July 31, 2001, or any anniversary thereafter. In addition, the Corporation shall notify al] holders of Preferred Stock at least 40 days prior to the applicable July 31 as to the number of shares of Preferred Stock which holders of Preferred Stock have elected to have redeemed at such date and the names of the redeeming stockholders. The holders of Preferred Stock shall then have until the respective July 30th to deliver written notice of its desire to redeem. The shares of Preferred Stock elected as at the respective Redemption Declaration Date to be redeemed (the "Optional Redeemable Shares") shall be so redeemed by the Corporation in three equal annual installments (each, a "Redemption Occurrence Date"), upon surrender by the holders of one-third of the number of its Optional Redeemable Shares; provided, that at any time prior to any Redemption Occurrence Date, any holder of Optional Redeemable Shares may elect, upon 30 days notice to the Corporation, to rescind the redemption option with respect to all of its unredeemed Optional Redeemable Shares. If the Corporation is not able to redeem all of the shares of the Preferred Stock requested by each such holder to be redeemed, the Corporation shall redeem on the Redemption Occurrence Date the maximum number of shares of Preferred Stock which the Corporation is able to redeem (allocated pro rata among holders in accordance with the number of shares which each such holder is requesting to be redeemed on the Redemption Occurrence Date). The Preferred Stock shallari passu for purposes of this Section 6(a) based upon the respective number of shares of Common Stock into which a share of such series of Preferred Stock is then convertible. Any shortfall shall be redeemed at such earlier time as the Corporation is able to do so.

         (b) Redemption Price. The amount per share at which the shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock are to be redeemed pursuant to this Section 6 on their respective Redemption Occurrence Dates by the Corporation shall be an amount equal to (i) with respect to holders of shares of Series A Preferred Stock, $1.00 per share of Series A Preferred Stock, as adjusted for Recapitalization Events, plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available; (ii) with respect to holders of shares of Series B and B-1 Preferred Stock, $1.075 per share of Series B and B-1 Preferred

Stock plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available; and (iii) with respect to holders of Series C and C-1 and D Preferred Stock, $1.45 per share, as adjusted for Recapitalization Events, of Series C and C-1 and D Preferred Stock plus an amount equal to all accrued but unpaid dividends thereon, computed to the date payment thereof is made available. The total sum payable per share of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock on any Redemption Occurrence Date is hereinafter referred to as the "Redemption Price", and any payment to be made is hereinafter referred to as the "Redemption Payment."

         (c) Redemption Priority. Notice of the Redemption Occurrence Date, other than a Redemption Occurrence Date which is the Redemption Declaration Date, and the redemption option exercisable in connection therewith pursuant to this Section 6 shall be sent by first-class mail, postage prepaid, to the holders of record of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock entitled to exercise the redemption option at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed not less than 20 nor more than 60 days in advance of the applicable Redemption Occurrence Date other than where a Redemption Occurrence Date is the Redemption Declaration Date, in which case no notice need to be given by the Corporation. At any time on or after the Redemption Occurrence Date, the holders of record of shares of Series A Preferred Stock and Series B Preferred Stock and Series B-1 Preferred Stock and Series C Preferred Stock and Series C-1 Preferred Stock and Series D Preferred Stock to be redeemed on such Redemption Occurrence Date in accordance with this
Section 6 shall be entitled to receive the applicable Redemption Price upon actual delivery to the Corporation or its agents of the certificates representing the shares entitled to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock the full amounts to which they are entitled, the holders of the shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock requesting redemption shall share as set forth in subsection 6(a) above.

         (d) Right of Conversion. Anything contained in this Section 6 to the contrary notwithstanding, the holders of shares of Series, A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock requested by such holders as herein provided to be redeemed pursuant to this Section 6 shall have the right, exercisable at any time up to the close of business on the Redemption Occurrence Date (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such right shall be exercisable until such default is cured), upon written notice delivered to the Corporation, to convert all of any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 5 hereof. If, and to the extent, any shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock so entitled to redemption are converted into shares of Common Stock by the holders thereof prior to the close of business on the Redemption Occurrence Date, the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock otherwise to be redeemed on such date shall be reduced by the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock and Series C Preferred Stock so converted.

         (e) Cancellation of Redeemed Stock. So long as any shares of Preferred

Stock are outstanding, any shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock redeemed pursuant to this
Section 6 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or Series D Preferred Stock.

         7. Restrictions. (a) Rights Granted Holders of Series A Preferred Stock Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock. So long as shares of Series A Preferred Stock or shares of Series B Preferred Stock or Series B-1 Preferred Stock or Series C Preferred Stock or Series C-1 Preferred Stock or Series D Preferred Stock remain outstanding, in addition to any other rights provided by law, without first obtaining the affirmative vote or written consent of the holders of not less than 60% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock voting together as a single class (assuming for such purpose that the number of shares of Preferred Stock so owned is the number of Shares of Common Stock into which the respective shares of Preferred Stock would then be converted at their then respective Conversion Price), the Corporation shall not:

             (i) Amend or repeal any provision of, or add any provision to, the
                 Corporation's Restated and Amended Certificate of Incorporation or the Corporation's Amended and Restated By Laws;

            (ii) Authorize or issue shares of any additional class or classes or series of capital stock or authorize or issue shares of stock of any class or any bonds, debentures, notes, warrants, rights, options or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation, other than securities issued (A) upon conversion of any of the Series A Preferred Stock, the Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock or the Series D Preferred Stock (B) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock,
                 (C) pursuant to subscriptions, warrants, options, convertible securities, or other rights which are outstanding on September 30, 1996, (D) solely in consideration for the acquisition (whether by merger or otherwise) by the Corporation or any of its subsidiaries of all or substantially all of the stock or assets of any other entity, (E) pursuant to a firm commitment underwritten public offering of shares of the Corporation's Common Stock on Form S-1 or successor form, which results in aggregate net proceeds to the Corporation of not less than $10,000,000 at a per share price of at least 200% of the Series C Conversion Price (as defined below), (F) as grants of options under the Plan after the Original Issuance Date of the Series D Preferred Stock and options granted under the Performance Plan and upon the exercise of options under the Plan and/or Performance Plan and (G) upon the exercise by Jeffrey Arnold of his option to purchase 105,568 shares of Common Stock; provided, however, that the exceptions set forth in clauses B and D shall only apply in cases where each of the directors elected by the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock have voted in favor of the action set forth in those clauses.

           (iii) Recapitalize or reclassify any shares of Capital Stock;

            (iv) Merge or consolidate into or with any other corporation;

             (v) Sell all or substantially all of the Corporation's assets
                 (tangible or intangible), or sell, pledge, license or otherwise dispose of assets of the Corporation for consideration of more than $200,000 (other than the sale or disposition of assets or the grant of licenses granted in the ordinary course of business) other than as permitted in connection with the incurrence of indebtedness pursuant to Section 7(a)(xi) hereof;

            (vi) Increase the number of directors of the Corporation to more than nine (9);

           (vii) Voluntarily liquidate, dissolve or wind up the Corporation;

          (viii) Repurchase or redeem any shares of any class of capital stock or pay dividends or other distributions with respect to any class of capital stock, except as such repurchase, redemption, dividend or distribution is expressly contemplated or provided for in this Certificate:

            (ix) Make any fundamental change in the Corporation's business;

             (x) Acquire other business entities or make investments therein in excess of 5% of the smaller of the total of the Corporation's assets or the value of the Corporation's capital stock whether by equity investment, loan or otherwise;

            (xi) Incur debt exclusive of trade accounts payable, which may be outstanding at any time during the taxable year in excess of 5% of the previous year's operating expenses, except short-term borrowings for general working capital or to fund materials and labor to fill bona fide purchase orders;

           (xii) Engage in any transactions, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise require payments to any director, officer, employee or stockholder of the Corporation or member of the family of any such person, or any corporation, partnership, trust or other entity in which such person or any member of the family of such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof (other than services provided to the Corporation by such persons solely as a director, officer or employee); or


          (xiii) Change the Corporation's fiscal year.

         (b) Rights Granted Holders of All Classes of Stock. The Corporation shall not, without first obtaining the affirmative vote or written consent of not less than sixty percent (60%) of the outstanding shares of Common Stock (assuming conversion of all the Preferred Stock) for purposes of both determining outstanding shares of Common Stock and computing the persons affirmatively voting or waiving their written consent;


             (i) merge, consolidate, sell, lease, exchange or dispose of all or substantially all its property and assets unless the Corporation is the surviving corporation following such merger or consolidation; and

             (ii) amend or repeal any provision of, or add any provision to the Corporation's Restated and Amended Certificate of Incorporation.

         8. Amendments. No provision of these terms of the Series A Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 66-2/3% of the then outstanding shares of Series A Preferred Stock. No provision of these terms of the Series B and B-1 Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 55% of the then aggregate outstanding shares of Series B and B-1 Preferred Stock. No provision of these terms of the Series C and C-1 Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series C and C-1 Preferred Stock. No provision of these terms of the Series D Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Series D Preferred Stock provided that only the consent of more than 50% of the holders of outstanding shares of Preferred Stock is required in order to create a class of preferred stock of the Corporation having priority higher than the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock. Notwithstanding the above, no amendment may be approved which, to the best knowledge of the holders of the respective series of Preferred Stock, adversely impacts only a minority holder of such series.

B. Common Stock

         1. Relative Seniority. The Common Stock shall rank junior to the Preferred Stock in respect of the rights to receive dividends and participate in distributions in the event of any liquidation, dissolution or winding up of the Corporation.

         2. Dividends. Subject to the rights of holders of Preferred Stock, the holders of the Common Stock shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds legally available for the payment thereof. Dividends shall be payable to holders of record of the Common Stock at the close of business on such date as shall be fixed for the dividend, which record date shall not be less than 10 nor more than 30 days preceding such date of declaration.

         3. Voting Rights. Subject to the provisions of applicable law and subsection 2 of section A of this Article IV, the Common Stock shall vote, together with all other classes and series of stock of the Corporation entitled to vote, as a single class on all actions to be taken by the stockholders of the

Corporation. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.

         4. Liquidation Rights. Holders of Common Stock shall be entitled to the liquidation rights set forth in subsection 4 of Section A of this Article IV.

         SECOND: This amendment to the Certificate of Incorporation of the Corporation has been duly adopted at a meeting of the Board of Directors of the Corporation in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware and by the holders of a majority of each class of outstanding stock entitled to vote thereon as a class by written consente of Delaware, and written notice has been given to stockholders not consenting thereto in accordance with Section 228 of the General Corporation Law of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its President and attested to by its Assistant Secretary this 30th day of October, 1996.

                          MOMENTUM SOFTWARE CORPORATION

                                         By:  /s/ Joseph Valley
                                         Name:  Joseph Valley
                                         Title: President/CEO

ATTEST:

/s/ Randy Marcus
Name:   Randy Marcus
Title:  Ass't Secretary



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